Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SANDRIDGE MIDCON MIDSTREAM LP

This Certificate of Limited Partnership, dated April 14, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act

1. Name. The name of the Partnership is “SandRidge Midcon Midstream LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DR 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

SandRidge Midcon Midstream GP, LLC

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

EXECUTED as of the date written first above.

SANDRIDGE MIDCON MIDSTREAM LP

By:	SandRidge Midcon Midstream GP, LLC, its general partner

	By:	/s/ Philip T. Warman
Name: Philip T. Warman
Title: Senior Vice President and General Counsel